Exhibit 10.2

FINDER AGREEMENT

This Finder Agreement (“Agreement”) is effective as of the date set forth on the signature page below and establishes the terms and conditions under which Akesis Pharmaceuticals, Inc., a Nevada corporation (the “Company”), agrees to engage                                 (“Finder”), to assist the Company in obtaining financing through a private placement of the Company’s common stock (the “Equity Financing”). The Company and Finder hereby agree as follows:

1. Statement of Services

(a) Finder shall identify and introduce to the Company potential investors in the Equity Financing, each of which shall be an “accredited investor” (as defined under Regulation D of the Securities Act) and each of which shall be set forth on Exhibit A attached hereto (each, a “Qualified Investor”). Finder shall notify the Company in writing, and shall obtain the Company’s written approval, prior to approaching any other potential investor. Subject to the Company’s written approval, Exhibit A will be amended from time to time during the term of this Agreement to add the names of additional Qualified Investors first identified by Finder.

(b) Finder acknowledges that (i) the Company is free to contact potential accredited investors directly and engage other finders, (ii) the Company may determine, in its sole discretion, whether a potential investor identified by Finder shall constitute a Qualified Investor, (iii) the Company may determine, in its sole discretion, whether to offer an investment, or accept an offered investment, by a Qualified Investor and (iv) the Company is not obligated to compensate Finder for investments offered to the Company that the Company does not accept.

2. Compensation

(a) The Company shall, as compensation for the services provided by Finder hereunder, (i) pay Finder a cash fee (the “Equity Cash Fee”) equal to one percent (1%) of all funds invested by Qualified Investors in the Equity Financing (excluding any funds paid or payable by such Qualified Investors upon exercise of any warrants), and (ii) issue Finder a Warrant to purchase such number of shares of the Company’s Common Stock (the “Warrants Fee,” and together with the Equity Cash Fee, the “Finder’s Fee”) calculated as follows:

X = 0.11 * (A/B)

Where:

X =	the Warrants Fee;

A =	all funds invested by Qualified Investors in the Equity Financing on or before February 15, 2006 (excluding any funds paid or payable by such Qualified Investors upon exercise of any warrants); and

B =	the price per share at which the Company issues shares of the Company’s common stock in the Equity Financing.

The Warrant shall be prepared by counsel for the Company and shall, among other things, be exercisable for 5 years from the date of issuance, and have an exercise price per share equal to $2.00. The issuance of the Warrant shall be subject to the Finder’s representation, and the Company’s confirmation, that the Finder is an “accredited investor” (as defined under Regulation D of the Securities Act).

In the event of such Equity Financing, Finder will only be entitled to the Finder’s Fee with respect to funds actually received and accepted by the Company from Qualified Investors set forth on Exhibit A hereto in accordance with Section 1 hereof.

(b) In the event that the Company receives equity investments in one or more installments, any amounts earned by Finder will be paid within thirty (30) days on a pro rata basis when, as and if the Company actually receives the various installments of the investment giving rise to the Finder’s Fee.

(c) Finder acknowledges it has no right to compensation, whether equity, cash or otherwise, other than as set forth in this Section 2. In addition, the Company and Finder agree that no compensation will be earned by Finder in connection with any purchase by a Qualified Investor of any shares of the capital stock of the Company that are purchased from a party other than the Company.

3. Representations, Warranties and Covenants

(a) Finder represents that finding investors for companies is not part of Finder’s ordinary business activities, that it is not a registered broker-dealer and that it will limit its services to introducing the Company to the Qualified Investors set forth on Exhibit A only. Each party hereby acknowledges that: (i) all negotiations concerning the terms of the Equity Financing (including price, percentage ownership and other terms) will take place directly between the Company and the Qualified Investors; and (ii) Finder is not acting as agent or principal in the Equity Financing negotiations or transactions.

(b) Finder hereby covenants that it will not, either alone or through its agents: (i) hold any funds or securities in connection with the Equity Financing; (ii) make any offers to sell equity, debt or assets of the Company; (iii) make any representations respecting the business or affairs of the Company to any Qualified Investor or person or entity, whether in connection with the Equity Financing or otherwise, unless such representation has been previously and expressly authorized by the Company in writing; (iv) make or engage in any general solicitation or otherwise act in any manner that would make unavailable to the Company an exemption under Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of the Company’s securities in connection with the Equity Financing, if any; or (v) take any action that would not comply with the applicable laws and regulations relating to the services to be rendered to the Company, including without limitation the Securities Act and Regulation S thereunder and the broker-dealer provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) Finder represents and warrants to the Company that it has the full legal right to enter into and perform this Agreement and that its entry into and performance of this Agreement does not and will not violate any fiduciary or other duty it may have to any other person.

(d) Finder acknowledges that it is responsible for its own compliance with state and federal securities laws including the Securities Act, the Exchange Act and all rules promulgated thereunder.

(e) Finder will contact only potential investors with whom it has a substantial preexisting relationship that evidences that such potential investors are sophisticated or otherwise accredited investors (as defined under Regulation D of the Securities Act). In furtherance thereof, Finder shall obtain from each potential investor an accredited investor questionnaire in a form approved by the Company.

(f) Finder agrees to only furnish information and materials to the Qualified Investors that are provided or approved by the Company, and Finder agrees to not misrepresent the Company’s business and prospects in discussions with Qualified Investors.

4. Indemnification.

(a) Finder agrees to indemnify and hold harmless the Company, its officers, directors, employees, legal counsel and its affiliates (each, a “Company Indemnified Party”) against any and all losses, claims, damages and liabilities, joint or several, and expenses (including all legal or other expenses reasonably incurred by the Company) caused by or arising out of (i) any misrepresentation or untrue statement or alleged misrepresentation or untrue statement of a material fact made by Finder to the Qualified Investors, or the omission or the alleged omission to state to the Qualified Investors a material fact necessary in order to make statements made not misleading in light of the circumstances under which they were made (except to the extent such misrepresentations, untrue statements or omissions are based on information provided to Finder by the Company), (ii) any misrepresentation or untrue statement or alleged misrepresentation or untrue statement of a material fact contained in any document furnished to the Qualified Investors, or the omission or the alleged omission to state in the documents furnished to the Qualified Investors a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, to the extent such misstatements or omissions are made in reliance upon and in conformity with written information furnished by Finder for use in the documents furnished to the Qualified Investors, (iii) any breach or alleged breach of any representation, warranty or covenant made by Finder in this Agreement, or (iv) Finder’s bad faith, gross negligence or willful misconduct in performing the services described herein. Finder agrees to reimburse the Company Indemnified Party for any reasonable expense (including reasonable fees and expenses of counsel) incurred as a result of producing documents, presenting testimony or evidence, or preparing to present testimony or evidence (based upon time expended by the Company Indemnified Party at its then current time charges or if such person shall have no established time charges, then based upon reasonable charges), in connection with any court or administrative proceeding (including any investigation which may be preliminary thereto) arising out of or relating to the performance by the Company Indemnified Party of any obligation hereunder.

(b) The Company agrees to indemnify and hold harmless the Finder, its officers, directors, employees, legal counsel and its affiliates (each, a “Finder Indemnified Party”) against any and all losses, claims, damages and liabilities, joint or several, and expenses (including all legal or other expenses reasonably incurred by the Finder) caused by or arising out of (i) any misrepresentation or untrue statement or alleged misrepresentation or untrue statement of a material fact made by the Company to the Qualified Investors, or the omission or the alleged omission by the Company to state to the Qualified Investors a material fact necessary in order to make statements made not misleading in light of the circumstances under which they were made (except to the extent such misrepresentations, untrue statements or omissions are based on information (A) provided to the Qualified Investors by the Finder and not provided to the Finder by the Company, or (B) provided to the Company by the Finder), (ii) any misrepresentation or untrue statement or alleged misrepresentation or untrue statement of a material fact contained in any document furnished to the Qualified Investors, or the omission or the alleged omission by the Company to state in the documents furnished to the Qualified Investors a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, to the extent such misstatements or omissions are made in reliance upon and in conformity with written information furnished by the Company for use in the documents furnished to the Qualified Investors, (iii) any breach or alleged breach of any representation, warranty or covenant made by the Company in this Agreement, or (iv) the Company’s bad faith, gross negligence or willful misconduct in performing its obligations herein. The Company agrees to reimburse the Finder Indemnified Party for any reasonable expense (including reasonable fees and expenses of counsel) incurred as a result of producing documents, presenting testimony or evidence, or preparing to present testimony or evidence (based upon time expended by the Finder Indemnified Party at its then current time charges or if such person shall have no established time charges, then based upon reasonable charges), in connection with any court or administrative proceeding (including any investigation which may be preliminary thereto) arising out of or relating to the performance by the Finder Indemnified Party of any obligation for which it is indemnified hereunder.

5. Confidentiality

(a) Finder will maintain in confidence and will not use for its own benefit or other than for the performance of its obligations under this Agreement: (i) any inventions, confidential know-how, trade secrets and other non-public information and data disclosed to it by the Company; and (ii) all information developed by Finder in performance of its services under this Agreement, and it will not divulge the same to any other persons. Finder will use best efforts to prevent any unauthorized disclosure of the information described in (i) and (ii) above. It is understood that the obligations of this section will remain in effect and shall be respected by Finder until such time as the information becomes a matter of public knowledge, irrespective of the termination, for any reason, of this Agreement.

(b) All notes, records and other documentation or tangible materials (collectively, “Documentation”) made or kept by Finder in connection with the services performed under this Agreement, or in connection with any inventions made or conceived by Finder that belong to the Company pursuant to the terms of this Agreement, will be and are the sole and exclusive property of the Company. Upon the termination of this Agreement, Finder will place all such Documentation in the Company’s possession and will not retain or take with it, without the written consent of the Company, any Documentation relating or pertaining to services performed by it under this

Agreement or to any of the activities of the Company. Finder will respect any obligation it may have arising out of this Agreement with respect to confidential information and agrees not to use or divulge to the Company, or its agents and employees, during the term of this Agreement any such information.

(c) Finder represents that it is not presently retained by any entity that manufactures or sells products or services competitive with those of the Company and agrees that it will not accept such retention during the term of this Agreement or any renewal or extensions hereof, and for one year after the termination of this Agreement, or any renewal or extensions hereof without prior written approval of the Company.

6. Term and Termination

(a) Term. Unless and until terminated as set forth herein, this Agreement will continue in full force and effect for an initial term expiring on February 15, 2006.

(b) Renewal. Upon expiration of this Agreement pursuant to Section 6(a)(i), the Company may renew this Agreement on a month-to-month basis by notice to Finder at least 10 days prior to such expiration.

(c) Termination. The Company may terminate this Agreement (i) immediately and without notice in the event of breach by Finder of this Agreement and (ii) upon 10 days’ prior written notice for any reason other than breach by Finder of this Agreement. In the event the Company terminates this Agreement pursuant to Section 6(c)(i), Finder will not be entitled to any unpaid Finder’s Fee. In addition, upon breach of this Agreement by Finder, the Company will be entitled to all other remedies available under applicable law. In the event the Company terminates this Agreement pursuant to Section 6(c)(ii), Finder will be entitled to the Finder’s Fee with respect to approved Qualified Investors if the Equity Financing closes within the 90-day period commencing on the date hereof.

(d) Surviving Provisions. Section 4 and Section 5 will survive indefinitely the termination or expiration of this Agreement.

7. Expenses. Finder will be reimbursed for reasonable expenses that are approved by the President of the Company in writing prior to the expense being incurred. Notwithstanding the foregoing, expenses for the term of this Agreement will not exceed $1,000.

8. Independent Contractor. Finder will perform its services hereunder as an independent contractor, and nothing in this Agreement will in any way be construed to constitute Finder the agent, employee or representative of the Company. Neither Finder nor any agent acting on behalf of Finder will enter into any agreement or incur any obligations on the Company’s behalf or commit the Company in any manner or make any representations, warranties or promises on the Company’s behalf or hold itself (or allow itself to be held) as having any authority whatsoever to bind the Company without the Company’s prior written consent, or attempt to do any of the foregoing.

9. Miscellaneous

(a) Arbitration. Except as otherwise provided by law, the parties hereto agree that any dispute or controversy arising out of, relating to or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in San Diego County, California, in accordance with the commercial dispute resolution rules then in effect of the American Arbitration Association. The Arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The parties shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses.

(b) Covenant against Assignment. This Agreement is personal to the parties hereto, and accordingly neither the Agreement nor any right hereunder or interest herein may be assigned or transferred or charged or otherwise dealt with by either party without the express written consent of the other. Notwithstanding the foregoing, however, the Company will be entitled to assign this Agreement and the Company’s rights hereunder to a successor to all or substantially all of its assets, whether by sale, merger or otherwise.

(c) Entire Agreement; Amendment. This Agreement and the attached exhibits constitute the entire contract between the parties with respect to the subject matter hereof and supersede any prior agreements between the parties. This Agreement may not be amended, nor any obligation hereunder waived, except by an agreement in writing executed by, in the case of an amendment, each of the parties hereto, and, in the case of a waiver, by the party waiving performance.

(d) No Waiver. The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

(e) Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions will nevertheless remain effective and will remain enforceable to the greatest extent permitted by law.

(f) Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or Finder pursuant to the terms of this Agreement must be in writing and will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation) to the number provided to the other party or such other number as a party may request by notifying the other in writing, (iv) one business day after being deposited with an overnight courier service or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the party at the address previously provided to the other party or such other address as a party may request by notifying the other in writing.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(h) Governing Law. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

[Signature page follows.]

The parties have executed this Agreement as of January         , 2006.

AKESIS PHARMACEUTICALS, INC.

By:
Name:
Title:

FINDER
[_____________]

By:
Name:
Title:

Address:

AKESIS PHARMACEUTICALS, INC.

SIGNATURE PAGE TO FINDER AGREEMENT

Exhibit A

QUALIFIED INVESTORS

Name and Address of Qualified Investor		Company Initialed Approval

1.	__________________________________________	Approved ______

__________________________________________

__________________________________________

2.	__________________________________________	Approved ______

__________________________________________

__________________________________________

3.	__________________________________________	Approved ______

__________________________________________

__________________________________________

4.	__________________________________________	Approved ______

__________________________________________

__________________________________________

5.	__________________________________________	Approved ______

__________________________________________

__________________________________________